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                                                                Exhibit 5









                                   June 13, 1996



Board of Directors
SatCon Technology Corporation
161 First Street
Cambridge, Massachusetts 02142

                    Re:  SatCon Technology Corporation
                         -----------------------------

Gentlemen:

     This firm represented SatCon Technology Corporation, a Delaware corporation (hereinafter called the "Corporation"), in connection with the proposed public offering described below.

     In our capacity as securities counsel to the Corporation, we are familiar with the Certificate of Incorporation of the Corporation. We are also familiar with the corporate proceedings taken by the Corporation in connection with the preparation and filing of the Corporation's Registration Statement on Form S-3 (the "Registration Statement") thereto covering a public offering by the Corporation of 2,935,852 shares of its Common Stock, $.01 par value per share (the "Common Stock"), held by David Eisenhaure and Michael Turmelle, the President and Vice President, respectively, of the Corporation (the "Options").

     Based upon the foregoing, we are of the opinion that:

     1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

     2.   The Shares are legally issued, fully paid and non-assessable.
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Board of Directors
Re: SatCom Technology Corporation
    -----------------------------
June 13, 1996
Page 2

     This opinion is provided solely for the benefit of the addressee hereof and is not to be relied upon by any other person or party. Nevertheless, we hereby consent to the use of this opinion and to all references to our firm in or made part of the Registration Statement.

                              Very truly yours,

                              O'CONNOR, BROUDE & ARONSON



                              By: /s/ Neil H. Aronson
                                 ---------------------------------
                                   Neil H. Aronson

NHA:ACB:tav